As filed with the Securities and Exchange Commission on October 19, 2020

Registration No. 333-___________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

NEW MOMENTUM CORPORATION
(Exact name of Registrant as Specified in its Charter)

Nevada	88-0435998
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)

Room 1101, 11/F, Technology Plaza

 651 King’s Road

North Point, Hong Kong

 (Address of Principal Executive Offices, including Zip Code)

New Momentum Corporation 2020 Stock Incentive Plan

(Full title of the plan)

Leung Tin Lung David

President

New Momentum Corporation

Room 1101, 11/F, Technology Plaza

 651 King’s Road

North Point, Hong Kong

+852 2911-0119

 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

3823 44th Ave. NE

Seattle, Washington 98105

Telephone No.: (206) 522-2256

Facsimile No.: (206) 260-0111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered*	Proposed Maximum Offering Price Per Share**	Proposed Maximum Aggregate Offering Price**	Amount of Fee
Common Stock, $0.001 par value	20,000,000	$0.21	$4,200,000.00	$458.22

*  The New Momentum Corporation 2020 Stock Incentive Plan (the “Plan”) authorizes the directors to fix the maximum number of shares of common stock of New Momentum Corporation (the “Company” or the “Registrant”), par value $0.001 per share (“Common Stock”) to be issued under the Plan.   The directors have fixed 20,000,000 shares as the maximum number to be issued under the Plan, all of which are being registered hereunder.

**  Estimated solely for the purposes of determining the registration fee pursuant to Rule 457(c) and Rule 457(h).  On September 21, 2020, the fair market value of the Company’s Common Stock, determined from its closing price on the Pink tier of the OTC Markets Group, Inc. was $0.21 per share.  September 21, 2020 was the last day that the common stock of the Company was sold.  The book value of New Momentum Corporation Common Stock is a negative value.  On this basis, the maximum aggregate offering price for the shares being registered hereunder is $458.22.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1).  In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registration Information and Employee Plan Annual Information

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are available upon written or oral request: New Momentum Corporation, Room 1101, 11/F, Technology Plaza, 651 King’s Road, telephone number +852 2911-0119.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on March 30, 2020; (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the Commission on May 5, 2020; (iii) Current Report on Form 8-K, filed with the Commission on June 6, 2020; (iv) definitive Information Statement on Schedule 14C, filed with the Commission on July 1, 2020; (v) Current Report on Form 8-K, filed with the Commission on July 8, 2020; (vi) Current Report on Form 8-K, filed with the Commission on August 6, 2020; (vii) Current Report on Form 8-K, filed with the Commission on August 14, 2020; (viii) Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the Commission on August 14, 2020; (ix) Current Report on Form 8-K, filed with the Commission on August 19, 2020; and (x) the description of the Company’s common stock in the Company’s Amendment No. 3 to Registration Statement on Form S-1 filed with the Commission on April 19, 2017.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

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Item 6.  Indemnification of Directors and Officers

Section 78.751 of the Nevada General Corporation Law generally allows the Registrant to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise. The Registrant may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to pay any such amounts if it is later determined that such person was not entitled to be indemnified by the Registrant.

Item 7. Exemption from Registration Claimed

None.

Item 8. Exhibits

The following exhibits are filed as part of this Registration Statement:

Number	Description

4.1	New Momentum Corporation 2020 Stock Incentive Plan
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC
23.1	Consent of Thomas E. Puzzo, Esq. (contained in exhibit 5.1)
23.2	Consent of Centurion ZD CPA & Co.
24.1	Powers of Attorney (set forth on the signature page of this Registration Statement)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on October 19, 2020.

NEW MOMENTUM CORPORATION (Registrant)

By:	/s/ Leung Tin Lung David
Name:	Leung Tin Lung David
Title:	President
(principal executive officer, principal accounting officer, and principal financial officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leung Tin Lung David, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Leung Tin Lung David	President (principal executive officer, principal accounting officer, and principal financial officer) and director	October 19, 2020

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INDEX TO EXHIBITS

Number	Description

4.1	New Momentum Corporation 2020 Stock Incentive Plan
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC
23.1	Consent of Thomas E. Puzzo, Esq. (contained in exhibit 5.1)
23.2	Consent of Centurion ZD CPA & Co.
24.1	Powers of Attorney (set forth on the signature page of this Registration Statement)

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